UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2024

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40069	27-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Plant Avenue

Hauppauge, NY 11788

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMPG	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	AMPGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 16, 2024, AmpliTech Group, Inc. (the “Company”) disclosed in a Form 12b-25 filed with the Securities and Exchange Commission that it will be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Quarterly Report”) within the prescribed time period without unreasonable effort or expense. During the quarter ended March 31, 2024, the Company made several transactions in digital currency in the total amount of approximately $3.25 million. The Company believes that it was fraudulently induced to hold its digital currency with a custodian who no longer exists. The Company is taking steps in an attempt to seek recovery of the funds including discussions with local, federal, and international law enforcement agencies and private consultants and is currently conducting a review of its processes and procedures related to this investment. At the present time, the Company is not aware of, and does not expect any additional losses arising out or relating to the above described investment. In addition, the Company does not believe that the Company’s systems, records, or other assets were otherwise affected or compromised in connection with these investments. The Company hopes to file the Quarterly Report within the time period provided by Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as soon as practicable.

The Company anticipates that for the three months ended March 31, 2024, it will incur a net loss of approximately $4.7 million as compared to a net loss of approximately $582,000 for the three months ended March 31, 2023. Included in the loss for March 31, 2024 is a loss in the amount of approximately $3.25 million attributed to an investment in digital currency.

The information furnished in this Item 2.02 on this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “will,” “contemplates,” “anticipates,” “intends,” “anticipates”, “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof. Our actual losses could differ from those anticipated in such forward-looking statements.

All information in this Current Report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update this information, whether as a result of new information, future developments, or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITECH GROUP INC.

Date: May 16, 2024	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer